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                                  EXHIBIT 10(D)

                          DEATH BENEFIT ONLY AGREEMENT

         THIS DEATH BENEFIT ONLY AGREEMENT (the "Agreement"), made and entered into as of the ____ day of _____________, 2002, by and between Isabella Bank and Trust (the "Bank") and ____________________(the "Executive").

         WHEREAS, the Executive is an officer of the Bank and the Bank wishes to retain the Executive in its employ;

         WHEREAS, as an inducement to continued employment, the Bank wishes to assist the Executive with additional financial protection in the event of the Executive's death;

         NOW, THEREFORE, the parties agree as follows:


                                    ARTICLE I
                                    BENEFITS

         Should the Executive die while this Agreement is in effect, the Bank shall pay the Executive's beneficiary a death benefit in an amount, if any, determined in accordance with the following provisions:

         (A) If the Executive is actively employed at the time of his death, the benefit payable upon the Executive's death shall be equal to the greater of (i) $100,000, or (ii) product of the Benefit Factor and the Executive's base salary at the annual rate in effect on his date of death.

         (B) On or after the effective date of the Executive's termination of employment by reason of Retirement, the benefit payable upon the Executive's death shall be equal to the greater of
                  (i) $100,000 or (ii) the product of the Benefit Factor and the Executive's base salary at the annual rate in effect on the date of his Retirement.

         (C) On or after the effective date of Executive's termination of employment by reason of Early Retirement, the benefit payable upon the Executive's death shall be a benefit determined under Paragraph B of this Article I as if the Executive had terminated employment by reason of Retirement but reduced by ten (10) percent for each full year by which the Executive's attained age at Early Retirement is less than 65; provided, however, that (i) the minimum benefit payable under this Paragraph C shall not be less than $50,000 for an Employee whose Early Retirement occurs at 55 and (ii) the minimum benefit shall be increased by an additional $5,000 for each year by which the Employee's age at Early Retirement exceeds 55.


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         (D)      On or after the effective date of the Executive's termination of employment by reason of Disability, the benefit payable upon the Executive's death shall be equal to the greater of
                  (i) $100,000 or (ii) product of the Benefit Factor and the Executive's base salary at the annual rate in effect on his date of termination.

         (E) On or after the effective date of the Executive's termination of employment for any reason (other than for Cause) within twelve (12) months of the effective date of a Change in Control, the benefit payable upon the Executive's death shall be equal to the greater of (i) $100,000 or (ii) product of the Benefit Factor and the Executive's base salary at the annual rate in effect on his date of termination.

         (F) Except as otherwise provided in this Article I, no benefit shall be payable under this Agreement (i) on or after the effective date of the Executive's termination of employment prior to attaining age 55 or (ii) on or after the effective date of the Executive's termination of employment for Cause.

         A benefit payable under this Article I shall be paid in a single lump sum to the Executive's beneficiary as soon as practicable after the Bank receives written notice, in a form and manner acceptable to the Bank, of the Executive's death. In the event the Executive has not designated a beneficiary, of if the Executive's designated beneficiary shall have predeceased the Executive, the benefit under this Agreement shall be paid to the Executive's estate. The beneficiary shall be designated on a form designated by the Bank for such purpose. The Executive may at any time and from time to time while this Agreement is in effect change his beneficiary by executing and delivering to the Bank a new beneficiary designation form.


                                   ARTICLE II
                              FUNDING RESTRICTIONS

         The Executive, his beneficiary, and any successor in interest to them, shall be and remain, with respect to the obligations under this Agreement, a general creditor of the Bank in the same manner as any other general creditor of the Bank. The Bank, on behalf of itself and each Bank, reserves the absolute right, in its sole discretion, through the purchase of life insurance on the life of the Executive or otherwise, to secure to the Bank a source for the payment of the Bank's obligations hereunder and to determine the extent, nature, and method thereof from time to time, including the right to discontinue the same at any time. Should the Bank elect to do so, in whole or in part, through the purchase of life insurance or any other funding medium, only the Bank shall have any right or interest in any such life insurance or other funding medium, and neither the Executive nor his or her beneficiary shall have any right or interest therein or recourse thereto.


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                                   ARTICLE III
                                TERM OF AGREEMENT

         This Agreement is effective as of the date first written above, and shall remain in effect for so long as the Executive remains in the employ of the Bank. This Agreement shall continue in effect after the Executive's termination of employment with the Bank only if such termination occurs by reason of the Executive's Disability, Retirement, Early Retirement, or within twelve (12) months of a Change in Control. This Agreement shall terminate immediately upon the Executive's termination of employment for Cause.

                                   ARTICLE IV
                                ERISA PROVISIONS

         To the extent this Agreement is deemed to constitute or comprise a part of an "employee welfare benefit plan" within the meaning of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), the provisions of this Article IV shall apply.

         A. Named Fiduciary and Administrator. The named fiduciary and administrator of this Agreement shall be the Bank. As named fiduciary and administrator, the committee shall be responsible for the management, control and administration of the plan in accordance with the provisions of this Agreement. The Bank may delegate to others certain responsibilities hereunder, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         B. Claims Procedure.

         If benefits under this Agreement are not paid to the Executive's beneficiary and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the administrator named above within sixty
(60) days from the date payment is refused. The administrator shall review the written claim and if the claim is denied, in whole or in part, shall provide in writing within 90 days of receipt of such claim the specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the administrator fails to take any action within the aforesaid ninety (90) day period.

         If the claimants desire a second review, they shall notify the named fiduciary in writing within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Agreement upon which the decision is based.

         The parties hereto agree that they and their heirs, personal representatives, successors, and assigns shall be bound by the decision of the named fiduciary with respect to any claim properly submitted to it for determination.


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                                    ARTICLE V
                                  MISCELLANEOUS

         A. Alienability and Assignment Prohibition. Neither the Executive, his spouse, nor any other beneficiary hereunder shall have any power or right to transfer assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony, or separate maintenance owed by the Executive or his beneficiary, nor be transferable by operation of law in the event of bankruptcy or insolvency or otherwise. In the event the Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer, or disposal of the benefits hereunder, the Bank's liabilities hereunder shall forthwith cease and terminate.

         B. Gender and Headings. Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine, or neuter gender, whenever they should so apply. Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of the Agreement.

         C. Effect on Other Bank Benefit Agreements. Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered under any qualified or nonqualified pension, profit sharing, group life insurance, bonus, or other supplemental compensation or fringe benefit plan or arrangement constituting a part of the Bank's existing or future compensation and benefits structure. The Executive acknowledges that this Agreement replaces and supersedes any prior agreement relating to the provision of death benefits to the Executive, including the Executive's Executive Death Benefit Agreement in the form of a split dollar agreement relating to certain life insurance policies issued by Security Life of Denver and owned by the Bank, but excluding any supplemental retirement or similar arrangement which provides the Executive with a death benefit.

         D. Amendment and Termination. This Agreement may be amended or terminated at any time or times, in whole or in part, by the mutual written consent of the Executive and the Bank. The Bank may amend this Agreement unilaterally at any time or times, so long as no such unilateral amendment has the effect of revoking or decreasing the amount of the death benefit payable hereunder.

         E. Applicable Law. The validity and interpretation of this Agreement shall be governed by the laws of the State of Michigan.

         F. Definitions. The following definitions shall apply for purposes of this Agreement:

                  "Benefit Factor" shall mean 3.

                  "Cause" shall mean termination of the Executive's employment because of the Executive's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or a willful


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                  violation of any law, rule or regulation (other than traffic violations or similar offenses).

                  "Change in Control" shall mean an event occurring:

                  (i) at such time as any "person" (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Corporation representing 25% or more of the outstanding voting securities of IBT Bancorp, Inc. (the "Corporation") or the right to acquire such securities, except for any voting securities purchased by any employee benefit plan of the Corporation or its subsidiaries;

                  (ii) at such time as individuals who constitute the Board of Directors of the Corporation on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors constituting the Incumbent Board (or members who were nominated for election by the Corporation's stockholders was approved by a nominating committee solely composed of members which are Incumbent Board members (or members nominated by the Incumbent Board), shall be, for purposes of this clause (b), considered as though he or she were a member of the Incumbent Board;

                  (iii) at such time as a reorganization, merger, consolidation, or similar transaction occurs or is effectuated as a result of which 60% of shares of the common stock of the resulting entity are owned by persons who were not stockholders of the Corporation immediately prior to the consummation of the transaction; or

                  (iv) at such time as substantially all of the assets of the Corporation are sold or otherwise transferred to another corporation or other entity that is not controlled by the Corporation.

                  "Disability" shall mean any mental or physical condition, with respect to which an individual qualifies for and receives benefits under a long-term disability plan or coverage under such a plan, "Disability" shall mean a physical or mental condition which, in the sole discretion of the Bank, is reasonably expected to be of indefinite duration and to substantially prevent the individual from fulfilling his duties or responsibilities to the Bank.

                  "Early Retirement" shall mean the Executive's termination of employment (other than for Cause) at or after attaining age 55 but prior to attaining age 65.



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                  "Retirement" shall mean the Executive's termination of
                  employment (other than for Cause) at or after attaining age
                  65.

         IN WITNESS WHEREOF, the Executive and Bank, by their signatures below, hereby acknowledge their agreement to the terms and provisions contained herein, all effective as of the date first written above.

                              ISABELLA BANK AND TRUST

                              By:
                                 ---------------------------

                                 ---------------------------
                                 Executive



IBT Bancorp
Form 10-K



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